EXHIBIT 10.7

                                    GUARANTY

         THIS GUARANTY ("GUARANTY") is made as of February 6, 2002, by Silvano DiGenova ("GUARANTOR") in favor of Wes English, an individual residing at 61 Eagleridge Place, Danville, California 94506 ("CREDITOR" or "LENDER") with reference to the following facts, which are a material part to of this Guaranty:

                                    RECITALS:

         A. Creditor is unwilling to make a loan to Tangible Asset Galleries, Inc. ("DEBTOR") in the amount of TWO HUNDRED NINE THOUSAND AND NO/100 DOLLARS ($209,000.00) without this Guaranty;

         B. Pursuant to that certain Secured Promissory Note of even date ("NOTE"), the Debtor has agreed to repay the financed amount of TWO HUNDRED NINE THOUSAND AND NO/100 DOLLARS ($209,000.00) pursuant to the terms and conditions set forth in the Note.

         THEREFORE, in consideration of the foregoing and in order to induce Creditor to make a loan under the Note, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor hereby represents, warrants, covenants, agrees and guarantees as follows:

         1. GUARANTY OF PAYMENT. Guarantor irrevocably and unconditionally guarantees and promises to pay to Lender, on order, on demand in lawful money of the United States of America, any and all Guaranteed Obligations when notified in accordance with the terms hereof that Debtor is are in default of any agreements or obligations to Creditor and have not made timely payment to Creditor of any amounts due Creditor under the Guaranteed Obligations. As used in this Guaranty, "Guaranteed Obligations" means any and all existing and future monetary obligations and liabilities of Debtor to Creditor arising under or related to the Note now due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent. Guaranteed Obligations include, without limitation, (i) the Guaranteed Obligations evidenced by the Note; and
(ii) any and all interest that accrues on all or part of such Guaranteed Obligations, which interest shall accrue against Guarantor in accordance with the terms of the Guaranteed Obligations notwithstanding the filing of any petition in bankruptcy by or against Debtor. This Guaranty constitutes a guaranty of payment and not of collection and the obligations of Guarantor under this Guaranty are direct and primary.

         2. INDEPENDENT OBLIGATIONS. Guarantor's obligations under this Guaranty are independent of the obligations of Debtor, any other guarantor or any other person, and Creditor may enforce any of its rights under this Guaranty independently of any other right or remedy that Creditor may have for any Guaranteed Obligations or any security or other guaranty for any Guaranteed Obligations. Without limiting the generality of the foregoing, Creditor may bring a separate action against Guarantor without first proceeding against Debtor, any other guarantor or

GUARANTEE - 1
any other person, or any security held by Creditor, and regardless of whether Debtor or any other guarantor or any other person is joined in any such action. Creditor's rights under this Guaranty shall not be exhausted by any action taken by Creditor until all of the Guaranteed Obligations have been fully paid and performed. Guarantor shall remain liable for the Guaranteed Obligations even if any portion of them becomes uncollectible by operation of law, unless a court of law determines such amounts are not fully earned. If Creditor is required to restore or return any amount at any time paid for any Guaranteed Obligations upon the Bankruptcy, insolvency or reorganization of Debtor, any other guarantor or any other person, or otherwise, the liability of Guarantor under this Guaranty shall be reinstated and revived, and the rights of Creditor shall continue, with respect to such amounts, all as though such amount had not been paid.

         3. RELATIONSHIP OF PARTIES. Guarantor represents and warrants to Creditor that: (a) Guarantor has received copies of the Note and is familiar with and fully understands all of their terms and conditions; (b) Creditor has not made any representations or warranties to Guarantor regarding the creditworthiness of Debtor or the prospects of repayment from sources other than Debtor; (c) this Guaranty is executed at the request of Debtor; (d) Guarantor has established adequate means of obtaining from Debtor on a continuing basis financial and other information pertaining to the business of Debtor; and (e) Guarantor assumes full responsibility for keeping fully informed with respect to the ownership, business, operation, condition and assets of Debtor. Guarantor agrees that Creditor shall have no duty to disclose or report to Guarantor any information now or hereafter known to Creditor relating to the ownership, business, operation, condition or assets of Debtor.

         4. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Creditor that:

                  4.1 AUTHORITY OF GUARANTOR. Guarantor has all requisite power and authority to conduct its business, manage its affairs, and to own and lease its properties.

                  4.2 EXECUTION, DELIVERY AND PERFORMANCE OF GUARANTY. Guarantor has all requisite power and authority to execute and deliver this Guaranty, and perform the Guaranteed Obligations. The execution and delivery of this Guaranty, and performance by Guarantor of the Guaranteed Obligations have been duly authorized by all necessary action and do not and will not:

                           (a) result in or require the creation or imposition
of any lien, right of others, or other encumbrance of any nature (other than under this Guaranty and any related security documents) upon any property now or in the future owned or leased by Guarantor;

                           (b) violate any provision of any law, regulation,
judgment, decree or award having applicability to Guarantor;

GUARANTEE - 2

                  (c) result in a breach of, constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan agreement, lease, or any other agreement or instrument, to which Guarantor is a party or by which Guarantor or any of its property is bound or affected;

                  (d) require any consent or approval not already obtained of any person having any interest in Guarantor; or

                  (e) violate any provision of, or require any consent under, any partnership agreement, articles of incorporation, by-laws or any other governing document or charter applicable to Guarantor or to any general partner of Guarantor.

                  4.3 ENFORCEABILITY. This Guaranty, when executed and delivered, shall constitute the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforcement hereof may be limited by Bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

         5. REASONABLENESS AND EFFECT OF WAIVERS. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

         6. CUMULATIVE REMEDIES; NO WAIVER. The rights, powers and remedies of Creditor under this Guaranty are cumulative and not exclusive of any other right, power or remedy which Creditor would otherwise have. No failure or delay on the part of Creditor in exercising any such right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Guaranty, the APA or the Note.

         7. AMENDMENTS. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Any attempt to alter or amend in the absence of said writing shall be considered void and of no effect.

         8. ATTORNEYS' FEES; EXPENSES. If any legal action or other proceeding is brought for the enforcement of this Guaranty, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Guaranty, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

GUARANTY - 3

         9. CAPTION HEADINGS. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

         10. GOVERNING LAW. This Guaranty will be governed by, construed and enforced in accordance with the laws of the State of California. This Guaranty has been accepted by Creditor in the State of California.

         11. NOTICES. All notices, demands, approvals and other communications provided for in this Guaranty shall be in writing and be delivered to the appropriate party at its address as follows:

         If to Guarantor:

                  Silvano DiGenova
                  3444 Via Lido
                  Newport Beach, California
                  Facsimile: 949-566-9143

         If to Creditor:
                  Wes English
                  61 Eagleridge Place
                  Danville, California 94506

Addresses for notice may be changed from time to time by written notice to all other parties. All communications shall be effective when actually received; provided, however, that nonreceipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication..

         12. BINDING AGREEMENT; ASSIGNMENT; AMENDMENT. This Guaranty and its terms, covenants and conditions shall be binding upon and inure to the benefit of Guarantor, Creditor and their respective successors and assigns, except that Guarantor shall not be permitted to transfer, convey or assign this guaranty or any right or obligation under it without the prior written consent of Creditor (and any attempt to do so shall be void). Such consent may be withheld in the sole and absolute discretion of Creditor. Creditor may assign or otherwise transfer all or part of its interest under this guaranty.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

                                        SILVANO DIGENOVA, an individual

                                        /s/ Silvano DiGenova
                                        ---------------------------------

GUARANTY - 4